Exhibit 99.1

Nanophase Reports First Quarter 2017 Financial Results

The company’s financial conference call is scheduled for April 26, 2017 at 11am EDT

ROMEOVILLE, Ill., April 25, 2017 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter ended March 31, 2017.

“We have visibility to a strong first half of 2017,” commented Nanophase CEO and President Jess Jankowski.  “The base business is solid, we are penetrating the personal care market more deeply through our fully formulated personal care subsidiary, and we are seeing early stage commercial expansion in the solar control space.  New product development in personal care has consumed dollars that would have otherwise increased our quarterly profit, but we believe the longer-term result will justify our investment.”

First Quarter 2017 Financial Highlights

  Revenue for the first quarter was $3.5 million, vs. the $2.2 million reported during the first quarter of 2016.
  The net income for the quarter was $47,000, or $0.00 per share, compared to a net loss of $0.6 million, or $0.02 per share, for the comparable 2016 quarter.
  The Company finished the quarter with approximately $1.5 million in cash and cash equivalents; the Company has no debt.

Jankowski continued, “We had some swing items go our way, but overall our results are indicative of a stronger business.  It is no secret that we expect to grow during 2017.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

First Quarter 2017 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for April 26, 2017, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 8270913.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the first quarter 2017 conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	March 31,
	2017	December 31,
ASSETS	(Unaudited)	2016

Current assets:
Cash and cash equivalents	$1,526,860	$1,779,027
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on March 31, 2017 and on December 31, 2016	1,338,357	434,226
Other receivables, net	1,987	96
Inventories, net	739,961	771,975
Prepaid expenses and other current assets	337,127	441,634
Total current assets	3,944,292	3,426,958

Equipment and leasehold improvements, net	1,432,048	1,395,441
Other assets, net	19,280	19,893
	$5,395,620	$4,842,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$48,674	$107,021
Accounts payable	936,196	669,025
Accrued expenses	623,082	521,302
Total current liabilities	1,607,952	1,297,348

Long-term portion of capital lease obligations	272,666	109,448
Long-term deferred rent	447,990	465,850
Asset retirement obligations	179,913	178,378
	900,569	753,676

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized; 31,234,330 and
31,229,996 shares issued and outstanding on March 31, 2017 and	312,343	312,300
December 31, 2016, respectively
Additional paid-in capital	97,408,715	97,359,324
Accumulated deficit	(94,833,959)	(94,880,356)
Total stockholders' equity	2,887,099	2,791,268
	$5,395,620	$4,842,292

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Revenue:
Product revenue	$3,466,465	$2,189,223
Other revenue	19,138	21,881
Total revenue	3,485,603	2,211,104

Operating expense:
Cost of revenue	2,281,333	1,754,636
Gross profit	1,204,270	456,468

Research and development expense	383,699	301,598
Selling, general and administrative expense	763,837	761,221
Income/(loss) from operations	56,734	(606,351)
Interest income	-	-
Interest expense	(10,338)	(4,258)
Other, net	-	7
Income/(loss) before provision for income taxes	46,396	(610,602)

Provision for income taxes	-	-
Net income/(loss)	$46,396	$(610,602)

Net income/(loss) per share-basic and diluted	$-	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	31,230,092	30,014,067

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2017	2016
Revenue:
Product revenue, net	$3,466,465	$2,189,223
Other revenue	19,138	21,881
Total revenue	3,485,603	2,211,104

Operating expense:
Cost of revenue detail:
Depreciation	71,792	142,923
Non-Cash equity compensation	6,126	5,993
Other costs of revenue	2,203,415	1,605,720
Cost of revenue	2,281,333	1,754,636
Gross profit	1,204,270	456,468

Research and development expense detail:
Depreciation	18,259	28,555
Non-Cash equity compensation	11,894	9,331
Other research and development expense	353,546	263,712
Research and development expense	383,699	301,598

Selling, general and administrative expense detail:
Depreciation and amortization	4,594	10,209
Non-Cash equity compensation	29,684	31,297
Other selling, general and administrative expense	729,559	719,715
Selling, general and administrative expense	763,837	761,221
Income/(loss) from operations	56,734	(606,351)
Interest income	-	-
Interest expense	(10,338)	(4,258)
Other, net	-	7
Income/(loss) before provision for income taxes	46,396	(610,602)
Provision for income taxes	-	-
Net income/(loss)	$46,396	$(610,602)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	10,338	4,258
Addback Depreciation/Amortization	94,645	181,687
Addback Non-Cash Equity Compensation	47,704	46,621

Adjusted EBITDA	$199,083	$(378,036)

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708